UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05.                                           Costs Associated with Exit or Disposal Activities.

On March 31, 2009, Carlisle Companies Incorporated (the “Company”) decided to exit the on-highway friction and brake shoe business (the “on-highway braking business”) operated by its wholly-owned subsidiary, Motion Control Industries, and dispose of the assets used in the business as part of a planned dissolution.  In connection with its decision to dissolve the on-highway braking business, the Company is evaluating the resulting asset impairment and severance charge and currently estimates the after-tax amount to approximate $4.5 million.  The expected charge will be recorded in the Company’s results from discontinued operations for the first quarter ended March 31, 2009.  Total after-tax losses associated with the disposition and dissolution of the on-highway braking business approximate $49.8 million and include the following charges reported in the first quarter ended March 31, 2008 as a result of the Company’s earlier decision to dispose of the on-highway braking business: (i) $27.6 million after-tax impairment charge relating to goodwill and other intangible assets, (ii) $10.6 million after-tax impairment charge relating to long-lived assets, and (iii) $7.1 million after-tax impairment charge relating to inventory. Additional losses are possible as the Company completes the disposition and dissolution of the on-highway braking business.

Item 2.06                                              Material Impairments.

See discussion above under “Item 2.05 Costs Associated with Exit or Disposal Activities.”

Item 9.01                                              Financial Statements and Exhibits

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2009	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release reporting cessation of the Company’s on-highway braking business.